Exhibit 99.1

Gulf Resources Announces the Opening of Two Bromine and Crude Salt Facilities

SHOUGUANG, China, April 02, 2019 (GLOBE NEWSWIRE) -- Gulf Resources, Inc. (Nasdaq:GURE) ("Gulf Resources" or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announced it  received approval from the PRC local government to open its bromine factories #Subdivision of Factory No. 1 and #7 ( the combination of Factory #5 and #7) on March 29, 2019. These facilities have passed all approvals both in the factories themselves and in the mines and crude salt ponds. The Company expects to begin operations of its bromine factories # Subdivision of Factory No. 1 and #7 within this week or next week. Factory #7 is expected to have the highest production capacity among our factories.

Mr. Liu Xiaobin, CEO of Gulf Resources stated, “After 18 months of work to meet the new government’s requirements, we are extremely pleased to be able to open the first of our factories and begin production.”

Our Factories #1 and #9 have passed all approvals for the work inside the factories. However, the local government has asked for some additional work to be done outside the factories on the bromine wells and aqueducts. We believe that this work is covered in the budget estimates that were presented on our 2018 year end earnings conference call and press releases.

We expect that the work on factories #1 and #9 will be completed soon. Since these factories have passed rectification inside the factories. We expect to receive full approval in the next one to two months and to commence production in these factories by the end of Q2 2019.

The remaining three factories including:  #2, #8 and #10 have both internal and external issues. However, we believe that these issues can be resolved within the second half of 2019. We expect to have all seven factories and related facilities to be in operation by end of year 2019.

“Some of our shareholders have asked why we did not walk away from the bromine business and use our capital for another business,” Mr. Liu Xiaobin stated, “The reason is we believe this business will prove to be profitable. Bromine prices are at record highs. To our knowledge, some facilities have been approved for reopening, some smaller companies lack funding for full rectifications. We expect that the problems we have encountered in meeting the new government regulations will make our industry and our company more profitable. We appreciate the support of our shareholders and expect to continue communicating with you as events transpire.”

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through three wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited (“SCHC”), Shouguang Yuxin Chemical Industry Co., Limited (“SYCI”), and Daying County Haoyuan Chemical Company Limited (“DCHC”). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the company manufactures chemical products utilized in a variety of applications, including oil and gas field explorations and papermaking chemical agents, and materials for human and animal antibiotics. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit www.gulfresourcesinc.com.

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

CONTACT: Gulf Resources, Inc.

Web:	http://www.gulfresourcesinc.com

Director of Investor Relations

Helen Xu

beishengrong@vip.163.com